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                                                                     Exhibit 4.1

CERTIFICATE FACE

CORSAIR COMMUNICATIONS
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
NUMBERS
SHARES
COR
THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF BOSTON, MA.
OR THE CITY OF NEW YORK, N.Y.
CUSIP 220406 10 2
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
is the record holder of
FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE, OF CORSAIR COMMUNICATIONS transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
Chief Financial Officer and Secretary
President and Chief Executive Officer
COUNTERSIGNED AND REGISTERED:
BankBoston, N.A.
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE



CERTIFICATE BACK

CORSAIR COMMUNICATIONS
The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request should be directed to the Corporation, attention of its Secretary at the Corporation's principal executive offices.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM as tenants in common
TEN ENT as tenants by the entireties
JT TEN as joint tenants with the right of survivorship and not as tenants in common

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UNIF GIFT MIN ACT____________
(Cust)
Custodian____________________
(Minor)
under Uniform Gifts to Minors
Act _________________________
(State)
Additional abbreviations may also be used though not in the above list.
For Value Received,
_____________________________________________ hereby sell(s), assign(s) and transfer(s) unto
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S) of the Shares of capital stock represented by the within Certificate and do(es) hereby irrevocably constitute and appoint
______________________________________________________________________________
                                   Attorney
to transfer the said Shares on the books of the within named Corporation with full power substitution in the premises.
Dated
NOTE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever. Signature must be guaranteed.
Signature(s) Guaranteed
By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad.15.